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As filed with the Securities and Exchange Commission on June 28, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

TICKETMASTER
(Exact name of registrant as specified in its charter)

Delaware	95-4546874
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3701 Wilshire Boulevard
Los Angeles, California 90010
(213) 639-6100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

1999 STOCK PLAN
(Full Title of the Plan)

John Pleasants
Chief Executive Officer
3701 Wilshire Boulevard
Los Angeles, California 90010
(213) 639-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

With a copy to:
Kenneth M. Doran, Esq.
Gibson, Dunn & Crutcher
333 South Grand Avenue
Los Angeles, California 90071
(213) 229-7000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Class B Common Stock, $.01 Par Value	4,000,000	$14.22	$56,880,000	$14,220

(1)
Includes 4,000,000 shares (the "Additional Shares") to be registered under the 1999 Stock Option Plan (the "1999 Plan"), which are in addition to the 4,000,000 shares previously registered under the 1999 Plan pursuant to a Registration Statement on Form S-8 (SEC File No. 333-30794) and the 3,000,000 shares previously registered under the 1999 Plan pursuant to a Registration Statement on Form S-8 (SEC File No. 333-41018).

(2)
The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The weighted average exercise price of the 1,676,737 shares of the Additional Shares subject to outstanding options under the 1999 Plan is $14.49. With respect to the 2,323,263 shares of Class B Common Stock of the Additional Shares available for future grants under the 1999 Plan registered hereby, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) based upon the average between the high and low price of the Class B Common Stock reported in the Nasdaq National Market on June 26, 2001, which average was $14.03. The number referenced above in the table entitled "Proposed Maximum Offering Price Per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

INCORPORATION BY REFERENCE
OF EARLIER REGISTRATION STATEMENT

    This registration statement incorporates by reference the contents of the Registration Statement on Form S-8 (SEC File No. 333-30794) filed with the Securities and Exchange Commission on February 18, 2000.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 28, 2001.

TICKETMASTER
By:	/s/ JOHN PLEASANTS John Pleasants, Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Pleasants, Thomas McInerney and Bradley K. Serwin, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN PLEASANTS John Pleasants	Chief Executive Officer (Principal Executive Officer) and Director	June 28, 2001
/s/ THOMAS MCINERNEY Thomas McInerney	Chief Financial Officer, Executive Vice President, Finance and Treasurer (Principal Financial and Accounting Officer)	June 28, 2001
/s/ TERRY BARNES Terry Barnes	Director	June 28, 2001
/s/ BARRY DILLER Barry Diller	Director	June 28, 2001
/s/ VICTOR KAUFMAN Victor Kaufman	Director	June 28, 2001

/s/ BRYAN LOURD Bryan Lourd	Director	June 28, 2001
/s/ JON MILLER Jon Miller	Director	June 28, 2001
/s/ MICHAEL SCHRAGE Michael Schrage	Director	June 28, 2001
/s/ ALAN SPOON Alan Spoon	Director	June 28, 2001

TICKETMASTER ONLINE-CITYSEARCH, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit No.	Description
4.1*	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (File No. 333-64855), as filed with the Commission on November 6, 1998).
4.2*	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (File No. 333-64855), as filed with the Commission on November 6, 1998).
4.3*
1999 Stock Plan and form of stock option agreements (incorporated by reference to Appendix A of the Registrant's Definitive Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, as filed with the Commission on April 20, 2001).
5.1	Legal Opinion of Gibson, Dunn & Crutcher LLP
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Auditors.
24.1	Power of Attorney (contained on signature page hereto).

*
Incorporated by reference.

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CALCULATION OF REGISTRATION FEE
INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
TICKETMASTER ONLINE-CITYSEARCH, INC. REGISTRATION STATEMENT ON FORM S-8 INDEX TO EXHIBITS